EMPLOYMENT AGREEMENT

                                 By and Between

                            COVOL TECHNOLOGIES, INC.

                                       And

                                  BRENT M. COOK

                           Dated as of April 21, 1998

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("this Agreement") is made and entered into as of the 21st day of April, 1998 (the "Effective Date") by and between COVOL TECHNOLOGIES, INC. a Delaware Corporation (the "Company"), and Brent M. Cook ("Employee"). The Company and Employee are sometimes later in this Agreement collectively referred to as the "Parties."


                                    RECITALS

         This Agreement is entered into with reference to the following facts, definitions, and objectives:

         A. Employee is a certified public accountant and immediately prior to Effective date, was employed by Covol Technologies, Inc., as Executive Vice President and Chief Financial Officer.

         B. Employee's services are deemed to be of value to the Company and it is recognized that inducements must be offered to Employee in order that the company may retain Employee's services.

         NOW THEREFORE, in consideration of this Agreement and of the covenants and conditions contained in this Agreement, the Parties agree as follows:

1.       Employment and Positions.

                     (a)     Positions.   The  Company   employs   Employee  and
Employee accepts employment by the Company as Chief Executive Officer and President of the Company for the Period of Employment specified in Paragraph 3 ("Period of Employment").

         2. Services to be Rendered. The Employee shall, during the Period of Employment, serve the Company in the positions set forth in Paragraph 1 ("Employment and Positions") diligently, competently, and in conformance with the corporate policies of the Company. Employee shall be free to conduct personal business and investment activities that do not conflict or interfere with the performance of his duties under this Agreement. Employee shall have the responsibility to always act in the best interest of the Company and recognizes opportunities, ideas, and intellectual property relating to the business of the Company that are developed as an officer or employee of Covol Technologies, Inc. remain the property of Company.

         In fulfilling his duties and responsibilities under this Agreement, Employee shall report to the Board of Directors and shareholders of the Company.

         3. Period of Employment. Employee's employment by the Company pursuant to this Agreement shall, unless sooner terminated, begin as of the 21st day of April, 1998 (the "Effective Date") and continue for a period of five (5) years from the Effective Date ("Period of Employment").

         4. Base Salary. At the commencement of the Period of Employment, Employee shall be paid a yearly base salary of an amount determined by the Board of Directors consistent with an annual compensation review of comparable positions of public companies. Base salary shall be paid in semi monthly installments during the Period of Employment.

         5. Incentive Bonus. The Board of Directors and Management will determine any incentive bonus guidelines during the Period of Employment; Employee shall be entitled to receive a bonus pursuant to the Company's bonus plan, if any, as in effect from time to time. It is recognized that bonus plans are dependent upon the Corporation income performance and general performance evaluations.

         6. Expense Reimbursement. The Employee shall be entitled to prompt reimbursement for reasonable expense incurred by the Employee in performing services for the Company. Employee shall be required to provide proof and documentation of such expenditures as required by the Company.

         7. Grant of Options. The Company shall grant to the Employee, in accordance with the terms and the Stock Option Agreement attached hereto as Exhibit A, the right and option to purchase shares of the Company's Common Stock.

                   (a) Stock Options Pursuant to Stock Option Plan. The Stock Option ("Stock Option") shall be issued pursuant and subject to the provisions of the Company Employee Stock Option Plan (the "Stock Option Plan").

                   (b) Purchase Price. The purchase price per share for the shares subject to the Stock Option will be $12 31/32 per share.

                   (c) Number of Shares. The Stock Options will be for 250,000 shares of the Company's Common Stock (the "Optioned Shares").

                   (d) Exercise Periods. The Optioned Shares will vest and be exercisable on the beginning of each month on a pro rata basis during the next five (5) years. Once vested, the Optioned Shares may be exercised in whole or in part at any time, subject to the limitations within which the exercise of the Options must occur. The Optioned Shares must be exercised in their entirety prior to April 21, 2008, also known as the expiration date.

                  (e) Vesting of Options in Event of Full and Complete Disability or Death. In the event of disability or death of the employee any unvested Stock Options shall vest effective as of the date of the full and complete disability or the death of Employee. In the event of Employee's full and complete disability or death, the Employee, heirs or estate of Employee, as the case may be, may exercise any unexecuted options at any time subject to the time limitations within which exercise of option must occur.

                   (f) Vesting of Options in Event of Ownership Change. In the event a third party purchases a controlling interest of the total outstanding shares of the Company, or substantially all of the assets of the Company, all non-vested Stock Options shall vest as of the date immediately prior to such stock or asset purchase. The intent of this section is to allow the Employee to vote the shares represented by the Stock Options and the Employee's discretion exercise any unexecuted options.

                   (g) Additional Stock Options. Employee shall also be eligible to receive additional stock options during he Period of Employment pursuant to a stock options bonus plan as may from time to time be in effect.

         8. Other Benefits. In addition to the benefits previously set forth in this Agreement, Employee shall, during the Period of Employment, be entitled to the benefits described below, and as concerns all such benefit programs where years of service are a factor, to the extent permitted by law, Employee shall be given credit for his years of service with Covol Technologies, Inc. prior to the implementation of any benefit program.

                   (a) Vacation. During the Period of Employment, Employee shall be entitled to not less than six (6) weeks of paid vacation during each calendar year occurring during the Period of Employment. The vacation may be carried over from year to year. At the end of the term of this Agreement, the Employee shall be entitled to be paid for the pro rated portion of the accrued salary attributable to unused vacation.

                   (b) Insurance. Participation in the group insurance program of the company as concerns life, disability, medical and dental insurance currently available to other employee's as the same may be implemented, changed modified or terminated for all participants from time to time. Employee shall be required to pay that portion of the premiums for coverage under such insurance that is payable by other employee's of the Company for their insurance coverage.

                   (c) Retirement Plan. The Employee shall participate in the Company's Retirement Plans in accordance with the terms and provisions and applicable law as the same may be implemented, changed, amended, or terminated from time to time. Employee shall become eligible to participate in the Company's Retirement Plans at date of hire or as the effective date of the implementation of such plans, whichever is later.

                   (e) Automobile Allowance. The Company will provide the Employee a monthly automobile allowance. This allowance is to compensate the Employee for the us of his personal automobile in the amount of $550.00 per month during the Employment Period.

                   (f) Dental Expense. The Company will provide the Employee with an annual dental allowance of $4,500 or provide comparable coverage.

                   (g) Other Miscellaneous Benefits. The Company shall pay or reimburse Employee for the following miscellaneous benefits:

                          (i)      Annual  dues for  association  membership for
relevant professional groups.

                          (ii)     Subscription and purchase of books, journals,
publications which relate to job duties and responsibilities.

         9.      Terms of Employment

                  (a) Term. The Company hereby agrees to continue the Employee in its employ, an the Employee hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of paragraph 3 of this Agreement, for the Period of Employment, thus terminating on the fifth anniversary of the Effective Date of this Agreement, upon thirty (30) days prior written notice from the Company to the Employee. If such written notice of termination is not given, then the Employee's employment under this Agreement shall continue under the terms of this Agreement, until the Employee is terminated by the Company upon thirty (30) days prior written notice.

                   (b)     During the Period of Employment.

                          (i)     The Employee's position, authority, duties and
responsibilities shall be commensurate in all material respects with those held, exercised and assigned at any time during the ninety (90) day period immediately preceding the Effective Date or at any office which is the headquarters of the Company.

                          (ii)    The Employee's services  shall be performed at
the location where the Employee was employed immediately preceding the Effective Date or at any office which is the headquarters of the Company.

         10.      Termination of Agreement.

                  (a) Termination of Employment by Employer. Anything in this Agreement to the contrary notwithstanding, the Company shall have the following rights with respect to termination of Employee's employment.

                            (i)    Disability.   The   Company   may   terminate
Employee's employment under this Agreement if Employee shall become unable to fulfill his duties under this Agreement, as measured by the Company's usual business activities, by reason of any medically determinable physical and/or mental disability.

                           (ii)    Cause.  Employee's    employment    may    be
terminated for Cause. For purpose of the Agreement, "Cause" shall mean and refer to a determination made in good faith by the Company's Board of Directors that:

                                  (1)                Employee has been convicted
of or has entered a plea of guilty or nolo contendere to a felony or to any other crime, which other crime is punishable by incarceration for a period of one (1) year or longer, or which is a crime involving moral turpitude;

                                  (2)                there  has  been  a  theft,
embezzlement, or other criminal misappropriation of funds by Employee, whether from Company or any other person;

                                  (3)                Employee    has   willfully
failed or refused to follow reasonable written policies or directives established by the Board of Directors of the Company, or Employee has willfully failed to attend to material duties or obligations of Employee's office (other than any such failure resulting from Employee's incapacity due to physical or mental illness, which is a cause or manifestation of Employee's disability), which failure or refusal continues for thirty (30) days following delivery of a written demand from the Company's Board of Directors for policies or directives or to perform such duties.

                           (iii) Termination  pursuant to this Paragraph 9 shall
be effective as of the effective date of the notice by the Board of Directors to Employee that it has made the required determination, or at such other subsequent date, if any specified in such notice.

                           (iv) Death.  If the Employee  dies during the term of
this Agreement, his personal representative or designated survivor shall be entitled to receive all the salary and benefits provided hereunder for the remaining term of this Agreement.

                   (b)     Termination by Employee.

                           (i)      With Good  Reason.  Employee shall  have the
right to terminate his employment under this Agreement at any time for Good Reason, provided Employee has delivered written notice to the Company which briefly describes the facts underlying Employee's belief that "Good Reason" exist and the Company has failed to cure such situation within thirty (30) days after effective date of such notice. For purposes of the Agreement, "Good Reason" shall mean and consist of:

                                    (1)     a material breach  by the Company of
its obligations under this Agreement;

                                    (2)     the assignment to Employee of duties
that are materially inconsistent with, or that constitute a material alteration in the status of his responsibilities set forth in this Agreement, as an employee of the Company;

                                    (3)     a  reduction  by   the   Company  of
Employee's Base Salary below the Base Salary set forth in Paragraph 5 ("Base Salary");

                                    (4)     without  Employee's  prior   written
consent, the transfer or relocation of Employee's place of employment to any place other than the Salt Lake City/Provo metropolitan area, except for reasonable travel on the business of the Company; or

                                    (5)     upon the  consummation of  a sale of
all or substantially all of the assets of the Company not in the usual or regular course of the business of the Company in which sale the acquiring company did not assume all of the obligations of the Company under this Agreement.

         11. Confidential Information. The Employee shall hold in a fiduciary for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses, which have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under the provisions of this Agreement.

         12.      Inventions.

                  (a) Assignment. Without further consideration, the Employee shall fully and promptly report to the Company all ideas, concepts, inventions, discoveries, formulas, and designs conceived or produced by the Employee at any time during the Period of Employment relating to the Company's trade or business, whether alone or with others and whether patentable or unpatentable (collectively, "Inventions" pertaining directly or indirectly to the business of the company as conducted by the Employee at any time during the Employment Period) and shall assign and hereby does assign to the Company or its nominee the Employee's entire right, title and interest in and to all such Inventions.

                  (b) Cooperation. The Employee shall take all reasonable action requested by the Company to protect or obtain title to any and all United States and/or foreign patents on any such Inventions, including execution and delivery of all applications, assignments and other documents deemed necessary or desirable by the Company, provided the Company shall reimburse the Employee for all expenses incurred by the Employee in connection with such execution and delivery.

         13.      Non-Competition after Termination.

                  (a) Acknowledgment. The Employee acknowledges that his services and responsibilities are of a particular significance to the Company and that his position with the Company does and will continue to give him an intimate knowledge of its business. Because of this, it is important to the Company that the Employee be restricted from competing with the Company in the event of the termination of his employment.

                  (b) Agreement. The Employee agrees that, in addition to any other limitations, for a period of two (2) years after the termination of his employment under this Agreement, the Employee will not directly or indirectly compete with the Company or its business.

         14. Severance Pay. If the Employee does not continue in the employ of the Company after the termination of this Agreement, whether or not the Employee is offered continued employment by the Company, Company shall pay to Employee, no later than two months after termination, the sum of one year's annual base wages. The Employee shall not be required to mitigate the amount of the payment provided for in this section by seeking other employment or otherwise; nor shall the amount of the payment be reduced by any compensation earned by the Employee as the result of employment by another employer after termination or otherwise.

         15. Indemnification. The Company shall release, indemnify and hold harmless the Employee against and from any and all loss, claims actions or suits, including costs and attorney's fees, both at trial and on appeal, resulting from, or arising out of or in any way connected with the Employees acts as an employee of the Company.

         16. Miscellaneous. Any notice or other communications required or permitted to be given to the parties hereto shall be deemed to have been given when received, addressed as follows (or at such other address as the party addressed may have substituted by notice pursuant to this Section):

                  (a)      If to the Company:

                           3280 North Frontage Road
                           Lehi, Utah
                           Attention:  President and CEO

                  (b)      If to Employee:

                           Brent M. Cook
                           5733 West 10040 North
                           Highland, UT 84003

         17. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Utah.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date written above.

COVOL TECHNOLOGIES, INC.:                       EMPLOYEE:



By:  Raymong J. Weller                          Brent M. Cook
     -------------------------                  ----------------------
Title:  Chairman of the Board